EXHIBIT 2.11

                           FIRST OMNIBUS AMENDMENT TO
                       PARTICIPATION AGREEMENT, LEASE, AND
                                 LOAN AGREEMENT
                                      AMONG
                         TRANSOK GAS PROCESSING COMPANY,
                                 AS THE LESSEE,
                                 TRANSOK, INC.,
                            AS THE TRANSOK GUARANTOR,
                                   CIBC INC.,
                                  AS THE LESSOR
                                       AND
                         CERTAIN FINANCIAL INSTITUTIONS,
                                 AS THE LENDERS,
                                       AND
                       CANADIAN IMPERIAL BANK OF COMMERCE,
                            AS ADMINISTRATIVE AGENT,
                                       AND
                                BANK OF MONTREAL,
                             AS DOCUMENTATION AGENT

                          DATED AS OF DECEMBER 12, 1996

                                      INDEX

        Capitalized terms contained herein have the same meaning ascribed to them in the Participation Agreement.

1. First Omnibus Amendment to Participation Agreement, Lease, and Loan Agreement (including receipt therefor by Administrative Agent)

        SCHEDULE I                Lenders
        SCHEDULE II               Disclosure Schedule
        SCHEDULE 2.2              Commitments
        SCHEDULE 8.2              Notice Information
        EXHIBIT 8.7               Subsidiaries and Material Subsidiaries
        EXHIBIT A                 List of Guarantors
        EXHIBIT A-1               Form of Consent and Acknowledgment of
                                  Guaranties executed by Guarantors listed on
                                  EXHIBIT A
        EXHIBIT A-2               Form of Consent and Acknowledgment of Guaranty
                                  executed by Tejas Transok Holding Company
        EXHIBIT A-3               Form of Amendment to Transok Guaranty
        EXHIBIT B-1               Form of Opinion of Texas counsel to Lessee and
                                  the Guarantors
        EXHIBIT B-2               Form of Opinion of Oklahoma counsel to Lessee
                                  and the Transok
                                    Guarantor
        EXHIBIT C                 Form of Financial Condition Certificate of
                                  Transok, Inc. and its Subsidiaries
        EXHIBIT D                 Form of Amendment to Memorandum of Lease

TAB       DOCUMENTS

2.        Consent and Acknowledgment of Guaranties executed by:

          a.   Transok Properties, Inc.
          b.   Transok Gas Company
          c.   Transok Gas Processing Company
          d.   Tejas Oklahoma Natural Gas, Inc.
          e.   Tejas and Transok Energy, Inc.
          f.   Tejas Newco Intrastate Company
          g.   Tejas Oklahoma Marketing Company
          h.   Tejas Oklahoma Newco, Inc.
          i.   Tejas Oklahoma Pipeline Services, L.L.C.

3. Consent and Acknowledgment of Guaranty executed by Tejas Transok Holding Company

4.        First Amendment to Transok Guaranty executed by Transok, Inc.

5.        New A-Notes and B-Notes of Lessor payable to:

          a.   Bank of Nova Scotia
          b.   Credit Lyonnais
          c.   National Westminster Bank Plc
          d.   Sumitomo Bank
          e.   Wells Fargo Bank (Texas) N.A.

6. Receipt by Administrative Agent of existing A-Notes and B-Notes of Lessor marked "exchanged" from:

          a.   Bank of Boston
          b.   Credit Lyonnais
          c.   National Westminster Bank Plc
          d.   Wells Fargo Bank (Texas) N.A.

7. Certificates of a Secretary or an Assistant Secretary and the President or a Vice President for each of the Lessee and Guarantors which is a party to a Loan Document together with:

               i.   Signatures and incumbency of officers

               ii.  Resolutions with respect to the transactions

               iii. AND a certificate as to no amendments to, or attaching amended, [Certificate] [Articles] of Incorporation, Partnership Agreement, Membership Agreement, and By-Laws

          a.   Lessee
          b.   Transok, Inc.
          c.   Tejas Transok Holding Company
          d.   Transok Gas Company
          e.   Transok Properties, Inc.
          f.   Tejas Oklahoma Natural Gas, Inc.
          g.   Tejas and Transok Energy, Inc.

TAB       DOCUMENTS

          h.   Tejas Newco Intrastate Company
          i.   Tejas Oklahoma Marketing Company
          j.   Tejas Oklahoma Newco, Inc.
          k.   Tejas Oklahoma Pipeline Services, L.L.C.

8.        Opinions of Counsel

          a. Hutcheson & Grundy, L.L.P., special Texas counsel for Lessee and Guarantors b. Hall, Estill, Hardwick, Gable, Golden & Nelson, special Oklahoma counsel for Lessee and Guarantors

9. Certificate of Financial Condition from the chief financial officer of Transok, Inc. together with all related financial statements, opinions and other material documents containing information on which such certificate is based

10. Satisfaction of conditions precedent under, and purchase of and payment for the Notes under the Amended and Restated Secured Credit Agreement

11. U.C.C.-3 Financing Statement Amendments with respect to Assignment of Lease and Rents, attaching First Omnibus Amendment

12.       Amendment to Memorandum of Lease

                             FIRST OMNIBUS AMENDMENT
                                       to
                         PARTICIPATION AGREEMENT, LEASE
                                       and
                                 LOAN AGREEMENT

                          dated as of December 12, 1996

                                      among

                   TRANSOK GAS PROCESSING COMPANY, as Lessee,
                      TRANSOK, INC., as Transok Guarantor,
                              CIBC INC., as Lessor,
              CANADIAN IMPERIAL BANK OF COMMERCE, NEW YORK AGENCY,
                            as Administrative Agent,
                    BANK OF MONTREAL, as Documentation Agent,
                                       and
               CERTAIN FINANCIAL INSTITUTIONS NAMED ON SCHEDULE I,
                                   as Lenders,

          ALL RIGHT, TITLE AND INTEREST OF LESSOR UNDER THIS FIRST OMNIBUS AMENDMENT TO PARTICIPATION AGREEMENT, LEASE AND LOAN AGREEMENT (THIS "AMENDMENT") AND THE PROPERTY SUBJECT HERETO HAVE BEEN ASSIGNED TO, AND ARE SUBJECT TO A SECURITY INTEREST IN FAVOR OF, CANADIAN IMPERIAL BANK OF COMMERCE, NEW YORK AGENCY, AS ADMINISTRATIVE AGENT ("ADMINISTRATIVE AGENT") UNDER THE ASSIGNMENT OF LEASE AND RENTS DATED AS OF JUNE 6, 1996 (AS SUCH AGREEMENT MAY BE AMENDED AND/OR SUPPLEMENTED TO THE EXTENT PERMITTED THEREBY) FOR THE BENEFIT OF THE PARTICIPANTS REFERRED TO IN SUCH AGREEMENT. THIS AMENDMENT HAS BEEN EXECUTED IN SEVERAL COUNTERPARTS. TO THE EXTENT THAT THIS AMENDMENT MAY CONSTITUTE CHATTEL PAPER (AS SUCH TERM IS DEFINED IN THE UNIFORM COMMERCIAL CODE AS IN EFFECT IN ANY APPLICABLE JURISDICTION), NO SECURITY INTEREST IN THIS AMENDMENT MAY BE CREATED THROUGH THE TRANSFER OR POSSESSION OF ANY COUNTERPART HEREOF OTHER THAN THE "ORIGINAL EXECUTED COUNTERPART", WHICH SHALL BE IDENTIFIED AS THE COUNTERPART CONTAINING THE RECEIPT THEREFOR EXECUTED BY THE ADMINISTRATIVE AGENT ON OR FOLLOWING THE SIGNATURE PAGE THEREOF.

               FIRST OMNIBUS AMENDMENT TO PARTICIPATION AGREEMENT,
                            LEASE AND LOAN AGREEMENT

          This FIRST OMNIBUS AMENDMENT TO PARTICIPATION AGREEMENT, LEASE AND LOAN AGREEMENT is made and entered into as of December 12, 1996 (this "Amendment"), among TRANSOK GAS PROCESSING COMPANY, a Delaware corporation, as Lessee, TRANSOK, INC., an Oklahoma corporation, as Transok Guarantor, CIBC INC., a Delaware corporation, as Lessor, CANADIAN IMPERIAL BANK OF COMMERCE, a bank organized under the laws of Canada, acting through its New York Agency, not in its individual capacity but solely as Administrative Agent, BANK OF MONTREAL, a bank organized under the laws of Canada, acting through certain of its U.S. branches or agencies, as Documentation Agent, and the various financial institutions named on Schedule I hereto or as are or may from time to time become parties hereto, as Lenders.

                                R E C I T A L S:

          A. Transok Acquisition Corporation III, a Delaware corporation ("TAC III"), as Lessee, and CIBC Inc., as Lessor, have entered into a Lease Agreement dated as of June 6, 1996 (the "LEASE").

          B. To finance a portion of the acquisition of the property subject to the Lease, TAC III, as Lessee, Transok Acquisition Company, a Delaware corporation ("TAC"), as Transok Guarantor, CIBC Inc., as Lessor, the Administrative Agent, the Documentation Agent and the Lenders entered into a Participation Agreement dated as of June 6, 1996 (the "PARTICIPATION AGREEMENT") and the Lessor, the Administrative Agent, the Documentation Agent and the Lenders entered into a Loan Agreement dated as of June 6, 1996 (the "LOAN AGREEMENT").

          C. TAC III has merged with and into the Lessee and the Lessee is the surviving corporation.

          D. TAC has merged with and into the Transok Guarantor and the Transok Guarantor is the surviving corporation.

          E. The Lessee, the Lessor, the Transok Guarantor, the Administrative Agent, the Documentation Agent and the Lenders now desire to amend the Participation Agreement, the Lease and the Loan Agreement as hereinafter set forth.

          NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereby agree as follows (terms used but not defined herein shall have the meaning provided in the Lease, the Loan Agreement and the Participation Agreement, as the case may be):

          A. MODIFICATIONS TO THE LEASE, THE LOAN AGREEMENT AND THE PARTICIPATION AGREEMENT.

          1. APPENDIX A to the Participation, Lease and Loan Agreement is amended as follows:

          (a) The definitions of "APPLICABLE MARGIN," "BORROWER,"
"CAPITALIZATION," "CREDIT AGREEMENT," "EURODOLLAR INTEREST RATE," "LEASE," "LESSEE," "LOAN AGREEMENT," "MATERIAL SUBSIDIARY," "PARTICIPATION AGREEMENT," "RSN," "TOTAL INTEREST EXPENSE" and "TRANSOK GUARANTOR" are amended and restated to read as follows:

                    "APPLICABLE MARGIN" means at such time and from time to time as the Leverage Ratio is in one of the following ranges, the percentages per annum set forth opposite such Leverage Ratio under the heading for the relevant type of Loan:

                                                         PERCENTAGE
LEVERAGE RATIO                                DOMESTIC LOAN      EURODOLLAR LOAN

Range 1: Equal to or greater than 65%                0.250%               1.250%
Range 2: Less than 65% and
  equal to or greater than 60%                           0%               0.875%
Range 3: Less than 60% and
  equal to or greater than 55%                           0%               0.750%
Range 4: Less than 55% and
  equal to or greater than 50%                           0%               0.625%
Range 5: Less than 50%                                   0%               0.500%

PROVIDED, HOWEVER that during the period from the Amendment Effective Date through and including December 30, 1997, at such times and from time to time as the Leverage Ratio is in Range 2, 3, 4 or 5 as indicated above, the minimum Applicable Margin with respect to Eurodollar Loans shall be 1.000%, unless the ratio of EBITDA to Total Interest Expense calculated on June 30, 1997 or at any time thereafter in accordance with Section 4.1.2(g) of the Transok Guaranty is at least 2.50:1, in which case the Applicable Margin with respect to Eurodollar Loans shall be calculated in accordance with the Leverage Ratio table above.

        "BORROWER" means Transok, Inc., an Oklahoma corporation, successor by merger to Transok Acquisition Company, a Delaware corporation, and its successors and assigns.

        "CAPITALIZATION" means the sum, at the time outstanding and without duplication, of (i) Funded Debt plus (ii) Stockholders' Equity plus (iii) Operating Lessor's Debt.

        "CREDIT AGREEMENT" means the Amended and Restated Secured Credit Agreement dated as of December 12, 1996, among the Transok Guarantor, certain financial institutions, as the

Lenders, Bank of Montreal, as Administrative Agent, and Canadian Imperial Bank of Commerce, New York Agency, as Documentation Agent.

        "EURODOLLAR INTEREST RATE" means, with respect to each Eurodollar Funded Amount for any Eurodollar Interest Period, a rate per annum (rounded upwards, if necessary, to the nearest integral multiple of the number of decimal points displayed on Telerate Page 3750, or any successor or similar service, or if neither such Telerate Page 3750 nor any successor or similar service is available and such rate is determined using Reference Lenders, one one-hundredth of one percent (1/100%)), equal to (i) the average of the offered quotations appearing on Telerate Page 3750 (or if such Telerate Page shall not be available, any successor or similar service as may be selected by the Agents and the Lessee) as of 11:00 a.m., London time (or as soon thereafter as practicable), two (2) Eurodollar Business Days prior to the beginning of such Eurodollar Interest Period, and (ii) if neither such Telerate Page 3750 nor any successor or similar service is available, then the quotient of (x) the arithmetic average of the quotation by each Reference Lender (notified to the Administrative Agent by such Reference Lender) of the rate of interest per annum at which deposits in Dollars in immediately available funds are offered to such Reference Lender two (2) Eurodollar Business Days prior to the beginning of such Eurodollar Interest Period by prime banks in the interbank Eurodollar market as at or about 9:00 a.m., Chicago time, for delivery on the first day of such Eurodollar Interest Period, in each case for a period equal to such Eurodollar Interest Period and in an amount equal to the proposed Eurodollar Funded Amount of such Reference Lender to which such Eurodollar Interest Period relates, divided by (y) the remainder of one (1) minus the decimal equivalent of the applicable Eurocurrency Reserve Percentage. If on any occasion any Reference Lender is unable, or for any reason fails, so to notify the Administrative Agent by 10:00 a.m., Chicago time, two (2) Eurodollar Business Days before the first day of such Eurodollar Interest Period, the applicable Eurodollar Interest Rate shall be determined on the basis of each quotation furnished by those of the Reference Lenders which so notify the Administrative Agent at or prior to said 10:00 a.m.

        "LEASE" means the Lease Agreement dated as of June 6, 1996, between the Lessor and the Lessee, as the same may be amended, extended, renewed, supplemented, restated or otherwise modified from time to time.

        "LESSEE" means Transok Gas Processing Company, a Delaware corporation, successor by merger to Transok Acquisition Corporation III, a Delaware corporation, in its capacity as lessor under the Lease and its permitted successors and assigns.

        "LOAN AGREEMENT" means the Loan Agreement dated as of June 6, 1996, among the Lessor, the Agents and the Lenders, as the same may be amended, restated, supplemented, renewed, extended or otherwise modified from time to time.

        "MATERIAL SUBSIDIARY" means (1) as of the date hereof the entities identified as such on EXHIBIT 8.7 to the Participation Agreement and (2) any Subsidiary of the Transok Guarantor having Consolidated Stockholders' Equity (as defined in the Credit Agreement) in excess of $15,000,000, provided, that any Subsidiary which becomes a Material Subsidiary of the type described in the foregoing clause shall remain a Material Subsidiary for purposes of this Agreement even if it shall cease to have Consolidated Stockholders' Equity in excess of $15,000,000 and provided further that the following Subsidiaries shall not be a Material Subsidiary for purposes of the Operative Documents: Tranpache Partnership, a Texas general partnership; Downtown Plaza II, an Oklahoma general partnership; Southwest Gathering (East Caddo), a joint venture governed by the Texas Uniform Partnership Act; Southwest Joint Venture (West Caddo); Mistletoe Gathering System, a joint venture governed by the Oklahoma Uniform Partnership Act; and Roger Mills Gas Gathering System, a joint venture governed by the laws of Texas; and (3) any Subsidiary of the Transok Guarantor that is designated by the Transok Guarantor in writing to the Administrative Agent as a Material Subsidiary.

        "PARTICIPATION AGREEMENT" means the Participation Agreement dated as of June 6, 1996, among the Lessee, the Lessor, the Transok Guarantor, the Agents and the Lenders, as the same may be amended, restated, supplemented, renewed, extended or otherwise modified from time to time.

        "RSN" means one or more revolving subordinated promissory notes from the Transok Guarantor payable to the Holding Company or the Parent Company in the form of Exhibit 9.3.3 to the Credit Agreement and shall include the Subordinated Promissory Note (RSN) dated as of June 6, 1996 from the Transok Guarantor payable to the Parent Company.

        "TOTAL INTEREST EXPENSE" means with respect to any period for which a determination thereof is to be made, the sum, without duplication, of (i) the aggregate amount of all interest accrued (whether or not paid), on all Indebtedness of the Transok Guarantor and its Subsidiaries on a consolidated basis other than unpaid accrued interest on Subordinated Debt owed or owing by the Transok Guarantor or any of its Subsidiaries to any Person, including without limitation, the RSNs, plus (ii) the aggregate amount of all accrued Fixed Rent (whether or not paid), plus (iii) the portion of any rental obligation allocable to interest expense in accordance with GAAP.

        "TRANSOK GUARANTOR" means Transok, Inc., an Oklahoma corporation, its successors and assigns.

               (b) The definition of "FUNDED DEBT" is amended by deleting the phrase "the Transok Guarantor or any of its Subsidiaries" appearing in CLAUSE
(C) of such definition and substituting therefor the phrase "such Person."

               (c) The definition of "GUARANTOR" is amended by deleting the phrase "the Parent Company" appearing in the first line of such definition.

               (d) The definition of "GUARANTY" or "GUARANTIES" is amended by deleting the phrase "the Parent Company Guaranty" appearing in the first line of such definition.

               (e) The definition of "MATERIAL ADVERSE EFFECT" is amended by deleting the phrase "the financial condition, operations, performance, properties or prospects" and substituting therefor the phrase "the consolidated business condition (financial or otherwise), operations, performance or properties."

               (f) The definition of "OPERATING LESSOR'S DEBT" is amended by deleting the phrase "at all times when the Lease is not a Capitalized Lease Obligation" appearing in the second and third line of such definition.

               (g) The definition of "PERMITTED INVESTMENT" is amended by inserting the following at the end of such definition immediately before the final period:

               "(f) any certificate of deposit or bankers acceptance or time deposits including Eurodollar time deposits, in each case maturing not more than one year after such time, issued by one or more local Oklahoma banks; provided, however, that the aggregate at any time of all such investments permitted by this clause (f) shall not exceed at any time outstanding $10,000,000 in the aggregate"

               (h) The definition of "SECURITY DOCUMENTS" is amended by deleting the phrase "the Parent Company Guaranty" appearing in the second and third line of such Section.

               (i) The following definitions are added to Appendix A in appropriate alphabetical order:

                      "ADJUSTED STOCKHOLDER'S EQUITY" means, as of the time any
               determination thereof is to be made, the positive sum, if any, of
               (i) Stockholder's Equity plus (ii) all Indebtedness of the Transok Guarantor outstanding under the RSNs minus (iii) all outstanding Indebtedness of the Transok Guarantor to the Parent Company to the extent the Parent Company's source of funds for such Indebtedness is unsecured credit lines which by their terms require borrowing availability to be maintained under the Credit Agreement to the extent of any outstanding Indebtedness under such unsecured credit lines.

                      "AMENDMENT EFFECTIVE DATE" means the first Business Day to occur on which all conditions to the effectiveness of the First Omnibus Amendment to Participation Agreement, Lease and Loan Agreement dated as of December 12, 1996, among the Lessee, the Transok Guarantor, the Lessor, the Administrative Agent, the Documentation Agent and the Lenders, set forth in Section C thereof have been satisfied or waived by all Participants, which will in no event be later than December 31, 1996.

                      "HOLDING COMPANY" means Tejas Transok Holding Company, a
               Delaware corporation.

                      "HYDROCARBONS" means collectively, natural gas, oil,
               condensate and other liquid and gaseous hydrocarbons, including natural gas or liquid products extracted from gas.

                      "LEVERAGE RATIO" means the ratio, expressed as a
               percentage, of (a) the sum, without duplication of Funded Debt (other than Indebtedness of the Transok Guarantor outstanding under the RSNs) plus Operating Lessor's Debt to (b) the sum, without duplication, of Adjusted Stockholder's Equity plus Funded Debt plus Operating Lessor's Debt. The Transok Guarantor shall give written notice promptly to the Administrative Agent of any changes in the Leverage Ratio which result in a change to the Applicable Margin, and the Administrative Agent shall advise each Participant thereof promptly thereafter. For purposes of determining the appropriate Leverage Ratio, figures of one-half of one-tenth of one percent (.05%) or more shall be rounded upwards to the nearest integral multiple of one-tenth of one percent (.1%) and figures of less than one-half of one-tenth of one percent (.05%) shall be rounded down to the nearest integral multiple of one-tenth of one percent (.1%).

               (j) The definition of "GUARANTY EVENT OF DEFAULT" is deleted in its entirety.

               (k) The definition of "PARENT COMPANY GUARANTY" is deleted in its entirety.

        2. Schedules I, II, 2.2 and 8.2 and Exhibit 8.7 to the Participation Agreement are hereby amended and restated in their entirety to read as set forth in Schedules I, II, 2.2 and 8.2 and Exhibit 8.7, respectively, hereto. All references in any Operative Document to Schedule I, II, 2.2 or 8.2 or Exhibit
8.7 to the Participation Agreement shall be deemed to refer to Schedule I, II,
2.2 or 8.2 or Exhibit 8.7, respectively, hereto.

        3. All references to the word "Borrower" in the Lease, the Loan Agreement or the Participation Agreement are deleted and the phrase "Transok Guarantor" is substituted therefor.

        4. The Lease is amended as follows:

           a. Section 10.3 of the Lease is amended by deleting the date "March 31" appearing in the seventh line of such Section and substituting therefor the date "November 1."

           b. Clause (f) of Article XVI of the Lease is amended by deleting the phrase "or any Guaranty Event of Default."

           c. Clause (o) of Article XVI of the Lease is amended (a) by inserting the phrase "and Liens of the type permitted by Sections 8.6(i), (iii) and (xv) of the Credit Agreement" immediately after the phrase "Transok Guarantor" appearing in the fourth line of such clause and (b) by inserting the phrase "or as a result of any transactions permitted by Section 4.1.3 of the Transok Guaranty" immediately after the phrase "Transok Guaranty" appearing in the last line of such clause.

           d. Clause (s) of Article XVI of the Lease is amended and restated in its entirety to as follows:

                      "(s)   [Intentionally Omitted]; or"

        5. Section 7.5(i) of the Participation Agreement is amended by inserting the phrase "or if any Participant does not agree to an amendment, modification, waiver or consent," immediately following the phrase "SECTION 8.13" appearing in the sixth line of such Section.

        B. REPRESENTATIONS AND WARRANTIES. To induce the Lessor, the Lenders and the Agents to enter into this Amendment, each of the Lessee and the Transok Guarantor hereby reaffirms, as of the date hereof, its representations and warranties contained in the Lease, the Participation Agreement and the Transok Guaranty, as applicable (except to the extent such representations and warranties relate solely to an earlier date and except that for purposes of this SECTION B all references to the phrase "financial condition, operations, assets, business, properties or prospects" in any such representation or warranty shall be deemed to refer to the phrase "consolidated business condition (financial or otherwise), operations, performance or properties" and the phrases "or prospects" and "and prospects" shall be deemed to be deleted) and additionally, represents and warrants as follows:

               1. AUTHORIZATION; NO CONFLICT. The execution and delivery of this Amendment and the other Operative Documents, and the performance by the Lessee and each Guarantor of their respective Obligations under this Amendment, the other Operative Documents and the Participation Agreement and the Lease as amended by this Amendment, are within the Lessee's and the Guarantors' corporate, limited liability company, or partnership powers as the case may be, have been duly authorized by all necessary corporate, limited liability company or partnership action, as the case may be, have received all necessary governmental consents, authorizations, orders and approvals (if any shall be required), and do not and will not contravene or conflict with any provision (a) of Law,
        (b) of the charter, bylaws, certificate of formation, limited liability company agreement or partnership agreement of the Lessee or any other Obligor, or (c) of any material agreement binding upon the Lessee or any other Obligor or any of them.

               2. VALIDITY AND BINDING NATURE. This Amendment is, and the other Operative Documents when duly executed and delivered will be, legal, valid and binding obligations of the Lessee and each other Obligor party thereto enforceable against each of the Lessee and such other Obligors in accordance with their respective terms subject as to enforcement only to bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and general principles of equity.

               3. EXCEPTED PERMITS. The Lessee has obtained all Excepted
        Permits.

               4. FINANCIAL STATEMENTS. (a) The audited consolidated financial statements of Transok Guarantor, dated as of December 31, 1995, and the related consolidated statements of earnings and cash flow of the Transok Guarantor and its Subsidiaries, copies of which have been furnished to each Participant, have been prepared in conformity with GAAP, and present fairly the consolidated financial condition of the corporations and other entities covered thereby as at the dates thereof and the results of operations for the periods then ended.

               (b) The unaudited financial statements of the Transok Guarantor dated as of September 30, 1996, prepared on a consolidated and consolidating basis signed by a duly authorized financial officer of the Transok Guarantor and consisting of at least a balance sheet as at the close of such quarter, statements of cash flows and statements of earnings for such quarter, copies of which have been furnished to each Participant, have been prepared in conformity with GAAP, and present fairly the consolidated and consolidating financial condition of the corporations and other entities covered thereby as at the dates thereof and the results of operations for the periods then ended and since September 30, 1996, there has been no material adverse change in the consolidated business condition (financial or otherwise), operations, performance or properties of, the Transok Guarantor and its Subsidiaries (taken as a whole).

        C. CONDITIONS TO THE EFFECTIVENESS. The effectiveness of this Amendment is conditioned upon the following:

                1. EXISTING NOTES. Receipt by the Administrative Agent (for delivery to the Lessor) of those existing Notes of the Lessor in favor of those Lenders whose Commitments have increased, decreased or terminated as shown on SCHEDULE II, marked "exchanged";

                2. NEW NOTES. Receipt by the Administrative Agent (for delivery to each Lender whose Commitment has increased or decreased) of new A-Notes and B-Notes, duly executed and delivered by the Lessor, substantially in the form of Exhibit A and Exhibit B, respectively, to the Loan Agreement, dated the Amendment Effective Date and with other appropriate insertions as to payee and principal amount, payable to the order of each Lender, respectively, in a maximum principal amount equal to such Lender's Commitment as amended hereby;

                3. THIS AMENDMENT. Receipt by the Administrative Agent of the "original executed counterpart" of this Amendment fully executed by all parties hereto;

                4. CERTIFICATE OF OFFICERS OF THE LESSEE AND THE GUARANTORS. Receipt by the Agents of a certificate, in form and substance satisfactory to the Agents, of a Secretary or an Assistant Secretary and the President or a Vice President of the Lessee and each Guarantor, together with certified copies of the articles of incorporation and bylaws, certificate of formation and limited liability company agreement, or the partnership agreement, as the case may be, and signatures and incumbency of officers of the Lessee and the Guarantors and resolutions with respect to the transactions contemplated herein; provided that in lieu of delivering articles of incorporation, bylaws, certificates of formation, limited liability company agreements or partnership agreements for the Lessee and each Guarantor for which such documents were provided to the Administrative Agent pursuant to the Participation Agreement and which documents so provided have not changed, such certificate may state that such documents were so delivered and have not changed;

                5. GUARANTIES. Receipt by the Agents of a consent, acknowledgment, and agreement as to each of the Guaranties duly executed by each Guarantor described in EXHIBIT A in substantially the form of EXHIBIT A-1 and as to the Holding Company Guaranty duly executed by Tejas Transok Holding Company in substantially the form of EXHIBIT A-2, and an amendment to the Transok Guaranty duly executed by the Transok Guarantor in substantially the form of EXHIBIT A-3;

                6. OPINIONS OF COUNSEL. Receipt by the Agents of the following opinions, each dated the Amendment Effective Date, substantially in the form set forth in the Exhibit noted below, and containing such other matters as the parties to whom they are addressed shall reasonably request, shall have been delivered and addressed to each of the Lessor, the Agents and the Lenders:

                         (a) the opinion of Hutcheson & Grundy, L.L.P., special
                   Texas counsel of the Lessee and the Guarantors (EXHIBIT B-1); and

                         (b) the opinion of Hall, Estill, Hardwick, Gable,
                   Golden & Nelson, special Oklahoma counsel for the Lessee and the Transok Guarantor (EXHIBIT B-2).

                7. CERTIFICATE OF FINANCIAL CONDITION. The Administrative Agent shall have received a Certificate of Financial Condition from the chief financial officer of the Transok Guarantor in substantially the form of EXHIBIT C, (addressed to or otherwise in favor of the Agents, the Lessor and each Lender);

                8. MEMORANDUM OF LEASE. Receipt by the Administrative Agent of an amendment to the Memorandum of Lease in substantially the form of EXHIBIT D duly executed by the Lessor and the Lessee and in recordable form;

               9. LITIGATION. No action or proceeding shall have been instituted or threatened nor shall any governmental action, suit, proceeding or investigation be instituted or threatened before any Governmental Authority, nor shall any order, judgment or decree have been issued or proposed to be issued by any Governmental Authority, to set aside, restrain, enjoin or prevent the performance of this Amendment or any transaction contemplated hereby or by any other Operative Document or any Operative Loan Document or which is reasonably likely to materially adversely affect the Leased Property or the Easements or any transaction contemplated by the Operative Documents and the Operative Loan Documents or which could reasonably be expected to result in a Material Adverse Effect;

              10. NO EVENTS. (i) No Event of Default, Potential Event of Default, Event of Loss or Event of Taking shall have occurred and be continuing, and (ii) no action shall be pending or threatened by a Governmental Authority to initiate a Condemnation or an Event of Taking;

              11. PURCHASE OF NOTES UNDER CREDIT AGREEMENT. The conditions to the initial Borrowing under the Credit Agreement shall have been concurrently satisfied and the purchase of and payment for the Notes (as defined in the Credit Agreement) so as to reallocate the commitments of the Lender Parties under the Credit Agreement shall have been concurrently consummated in accordance with the terms of the Credit Agreement; and

              12. ADDITIONAL DOCUMENTS. The Administrative Agent shall have received such other approvals, certificates or documents as any Agent may reasonably request to evidence satisfaction of the conditions set forth in this SECTION C.

        All documents executed or submitted pursuant hereto by or on behalf of any Lessee or the Guarantor shall be satisfactory in form and substance to Agents and their counsel.

        D. REAFFIRMATION OF THE LEASE, THE PARTICIPATION AGREEMENT AND THE LOAN AGREEMENT. This Amendment shall be considered an amendment to the Lease, the Loan Agreement and the Participation Agreement and except as herein expressly amended, each of the Lease, the Loan Agreement and the Participation Agreement is hereby reaffirmed, ratified and approved in every respect. All references to the Lease, the Loan Agreement or the Participation Agreement in any other document, instrument, agreement or writing shall hereafter be deemed to refer to the Lease, the Loan Agreement or the Participation Agreement, as applicable, as amended hereby.

        E. RELEASE OF PARENT COMPANY GUARANTY. Upon the Amendment Effective Date the Parent Company shall be released from the obligations as guarantor under its Guaranty dated as of June 6, 1996.

        F. REALLOCATION OF COMMITMENTS AND FUNDED AMOUNTS. On the Amendment Effective Date, the aggregate principal balance of the all Funded Amounts outstanding under the

Participation Agreement is $125,000,000 (the "Prior Indebtedness") as shown on
SCHEDULE 2.2 hereto, and Lessee represents for itself and each Participant represents and warrants for itself, that its outstanding Funded Amounts, if any, under the Participation Agreement as of the Amendment Effective Date are as set forth in the second column of SCHEDULE 2.2 hereto. Participants hereby sell, assign, transfer and convey, and Participants (including, without limitation, those Participants not previously a party to the Participation Agreement) hereby purchase and accept so much of the Prior Indebtedness and all of the rights, titles, benefits, interests, privileges, claims, liens, security interests, and obligations existing and to exist (collectively the "INTERESTS") such that each Participants' Commitment Percentage of the outstanding Funded Amounts and Commitments under the Participation Agreement as amended and restated by this Agreement shall be as set forth in SCHEDULE 2.2 hereto as of the Amendment Effective Date. The foregoing assignment, transfer and conveyance are without recourse to the Participants and without any warranties whatsoever as to title, enforceability, collectibility, documentation or freedom from liens or encumbrances, in whole or in part, other than the warranty by each Participant that it has not sold, transferred, conveyed or encumbered such Interests. If as a result thereof, a Participant's Commitment Percentage of the outstanding Funded Amounts under the Participation Agreement as amended by this Amendment is less than its outstanding Funded Amounts under the Participation Agreement on the Amendment Effective Date, the difference set forth in the last column of
SCHEDULE 2.2 hereto shall be remitted to such Participant by the Administrative Agent upon receipt of funds from the other Participants shown in the last column of SCHEDULE 2.2 on the Amendment Effective Date. Each Participant so acquiring a part of such outstanding loans and letter of credit reimbursement obligations assumes its Commitment Percentage of the outstanding Funded Amounts, Commitments, rights, titles, interests, privileges, claims, liens, security interests, benefits and obligations under the Operative Documents. Participants are proportionately released from the obligations assumed by Participants so acquiring such obligations and, to that extent, the Participants so released shall have no further obligation under the Participation Agreement, as amended and restated hereby. The Borrower hereby represents and warrants that it has no defenses, offsets or counterclaims to the Prior Indebtedness or its obligations or rights under the Participation Agreement or the Operative Documents, including, without limitation, the Interests being assigned pursuant to this SECTION F. Each Participant confirms that it has received a copy of the Bank/CSW Agreement and represents, warrants and agrees that it has acquired its Interests subject in all respects to the terms and provisions of the Bank/CSW Agreement. Any Funded Amounts outstanding under the Participation Agreement on the Amendment Effective Date bearing interest at a Eurodollar Interest Rate shall be deemed continued as a Funded Amount under this Amendment at such Eurodollar Interest Rate and for the Interest Period with respect thereto under the Participation Agreement.

        G.     MISCELLANEOUS PROVISIONS.

               1. COUNTERPARTS. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original of this Amendment and all of which will constitute but one and the same agreement.

               2. SECTION CAPTIONS. Section captions in this Amendment are inserted for convenience of reference only and shall not be considered a part of this Amendment or the Lease or the Participation Agreement, or used in their interpretation.

               3. GOVERNING LAW. THIS AMENDMENT SHALL IN ALL RESPECTS BE GOVERNED BY, AND BE CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE.

               4. NOTICE. THIS WRITTEN AMENDMENT, THE LEASE, THE PARTICIPATION AGREEMENT, THE LOAN AGREEMENT AND THE OTHER OPERATIVE DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

        THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

        IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the date first above written.

                                    TRANSOK GAS PROCESSING COMPANY, as Lessee

                                    By:
                                    Name:
                                    Title:

                                    TRANSOK, INC., as Transok Guarantor

                                    By:
                                    Name:
                                    Title:

                                    CIBC INC., as Lessor and Lender

                                    By:
                                    Name:
                                    Title:

                                    CANADIAN IMPERIAL BANK OF COMMERCE, NEW
                                    YORK AGENCY, as Administrative Agent

                                    By:
                                    Name:
                                    Title:

                                    BANK OF MONTREAL, as Documentation Agent and as Lender

                                    By:
                                    Name:
                                    Title:

                                    THE BANK OF NEW YORK

                                    By:
                                    Name:
                                    Title:

                                    BANKERS TRUST COMPANY

                                    By:
                                    Name:
                                    Title:

                                    BANQUE PARIBAS

                                    By:
                                    Name:
                                    Title:

                                    By:
                                    Name:
                                    Title:

                                    CHRISTIANA BANK OG KREDITKASSE

                                    By:
                                    Name:
                                    Title:

                                    By:
                                    Name:
                                    Title:

                                    CITIBANK N.A.

                                    By:
                                    Name:
                                    Title:

                                    CREDIT LYONNAIS

                                    By:
                                    Name:
                                    Title:

                                    CREDIT SUISSE


                                    By:
                                    Name:
                                    Title:

                                    By:
                                    Name:
                                    Title:

                                    THE FIRST NATIONAL BANK OF CHICAGO

                                    By:
                                    Name:
                                    Title:

                                    THE FUJI BANK, LIMITED

                                    By:
                                    Name:
                                    Title:

                                    MORGAN GUARANTY TRUST COMPANY OF
                                    NEW YORK

                                    By:
                                    Name:
                                    Title:

                                    LONG TERM CREDIT BANK OF JAPAN, LIMITED

                                    By:
                                    Name:
                                    Title:

                                    MELLON BANK, N.A.

                                    By:
                                    Name:
                                    Title:

                                    NATIONAL WESTMINSTER BANK PLC.,
                                    NEW YORK BRANCH

                                    By:
                                    Name:
                                    Title:

                                    NATIONAL WESTMINSTER BANK PLC.,
                                    NASSAU BRANCH

                                    By:
                                    Name:
                                    Title:

                                    NATIONSBANK OF TEXAS

                                    By:
                                    Name:
                                    Title:

                                    SOCIETE GENERALE, SOUTHWEST AGENCY

                                    By:
                                    Name:
                                    Title:

                                    TEXAS COMMERCE BANK NATIONAL
                                    ASSOCIATION

                                    By:
                                    Name:
                                    Title:

                                    TORONTO DOMINION (TEXAS), INC.

                                    By:
                                    Name:
                                    Title:

                                    UNION BANK OF CALIFORNIA, N.A.

                                    By:
                                    Name:
                                    Title:

                                    UNION BANK OF SWITZERLAND,
                                    HOUSTON AGENCY

                                    By:
                                    Name:
                                    Title:

                                    By:
                                    Name:
                                    Title:

                                    WELLS FARGO BANK (TEXAS) N.A.

                                    By:
                                    Name:
                                    Title:

                                    CAISSE NATIONALE DE CREDIT AGRICOLE

                                    By:
                                    Name:
                                    Title:

                                    BANK OF AMERICA NATIONAL TRUST AND
                                    SAVINGS ASSOCIATION

                                    By:
                                    Name:
                                    Title:

                                    BANK OF TOKYO-MITSUBISHI, LTD.

                                    By:
                                    Name:
                                    Title:

                                    BANK OF NOVA SCOTIA, ATLANTA AGENCY

                                    By:
                                    Name:
                                    Title:

                                    THE SUMITOMO BANK, LIMITED

                                    By:
                                    Name:
                                    Title:

                                    By:
                                    Name:
                                    Title:

For purposes of selling, assigning, transferring and conveying its Interests, the undersigned has caused this Agreement to be executed by its officer thereunto duly authorized as of the date and year first above written.

                                    BANK OF BOSTON

                                    By:
                                    Name:
                                    Title:

                               SECTION 4.1(g)(ii)
                                EXCEPTED PERMITS

                   PERMITS ISSUED BY THE OKLAHOMA DEPARTMENT
                  OF ENVIRONMENTAL QUALITY TO TRANSOK, INC.*/

                            Air Permit No. 95-499-0
                            Air Permit No. 94-228-0
                            Air Permit No. 92-023-0
                            Air Permit No. 91-033-0
                            Air Permit No. 81-067-0
                            Air Permit No. 85-016-0 (PSD)
                            Air Permit No. 85-004-0
                            Air Permit No. 83-033-0
                            Air Permit No. R-93-18
                            Air Permit No. 93-071-0
                            Air Permit No. 91-071-0
                            Air Permit No. 93-051-0
                            Air Permit No. 93-015-0
                            Air Permit No. 95-302-0
                            Air Permit No. 94-084-0
                            Air Permit No. 90-137-0
                            Air Permit No. 88-046-0
                            Air Permit No. 84-004-0

        and as more fully described in the attached three pages.
--------
*/ Except to the extent superceded in whole or part by a subsequent Applicable Permit.

                                 SECTION 4.1(h)

                              ENVIRONMENTAL MATTERS

1. Toxic Substances Control Act - Consent Decree, EPA Docket No. TSCA-95-H-31, involving payment of $21,000 penalty for failure to file 1990 Inventory Update Reports for natural gas liquids produced by three Transok gas processing plants.

2. GENE ARNOLD DEROUEN, ET AL. VS. SHOCKER ENERGY INC., ET AL., 14th Judicial District Court, Calcasieu Parish, Louisiana; Case No. 93-767.

3. All environmental matters disclosed in that certain draft Environmental Assessment Report of the Transok Active and Inactive Gas Processing Plants dated May 22, 1996, prepared by Pilko & Associates, Inc.

4.      Also see Section 4.1(g)(ii) of the Disclosure Schedule.